UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 8, 2015

Vortronnix Technologies, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55366	47-2942386
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

10777 Westheimer, Suite 1100

Houston, TX 77042

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(713) 260 9659

(ISSUER TELEPHONE NUMBER)

ANDES 5 Inc.

16192 Coastal Highway

Lewes, DE 19958

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement and Exhibits.

On May 1, 2015, the Majority Stockholder of the Registrant approved to engage Tech Associates Inc. as its corporate advisor to assist in its ‘going public’ strategy. The term is for six months, with monthly compensation of three thousand five hundred dollars.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On May 8, 2015, the Registrant filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Delaware to change the name of the Registrant to Vortronnix Technologies, Inc. The foregoing description of the Amendment to the Articles of Incorporation is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 7, 2015, the Majority Stockholder of the Registrant approved to amend the Registrant’s Articles of Incorporation to change the name of the Registrant from Andes 5 Inc. to Vortronnix Technologies, Inc. On that date, the officers of the Registrant were instructed to file such amendment with the State of Delaware, which amendment was effectively completed and the Registrant informed on May 12, 2015.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document
3.3	Certificate of Amendment to Certificate of Incorporation, dated May 8, 2014
10.1	Consulting Agreement Tech Associates Inc.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Vortronnix Technologies, Inc.

By:  /s/ Glenn Hardaway

Name:  Glenn Hardaway

Title: Chairman of the Board, President, Chief Executive Officer,

Chief Financial Officer and Treasurer

Dated: May 13, 2015

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